UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Omada Health, Inc.
(Name of Registrant as Specified In Its Charter)

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omada®

2026 Notice of Annual Meeting and Proxy Statement

Letter to the Stockholders

San Francisco, California
April 28, 2026
Dear Stockholder,
I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Omada Health, Inc. (the “Company” or “Omada”), which will be held online via live audio webcast at www.virtualshareholdermeeting.com/OMDA2026, on June 16, 2026 at 9:00 a.m. PT.
The attached Notice of 2026 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Your vote is important. Whether or not you attend the Annual Meeting online, I urge you to vote and submit your proxy via the internet, by phone, or by mail as soon as possible. If you decide to attend the Annual Meeting online, you will be able to vote electronically at the Annual Meeting, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
Sean Duffy
Chief Executive Officer and Director

Notice of 2026 Annual Meeting of Stockholders

MEETING DETAILS

Date Tuesday June 16, 2026	Time 9:00 a.m. Pacific Time	Location Online at: www.virtualshareholdermeeting.com/OMDA2026

ITEMS OF BUSINESS

1	To elect Sean Duffy and Trevor Fetter as Class I Directors, to serve until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified;
2	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Place: Virtually at www.virtualshareholdermeeting.com/OMDA2026. Please refer to the accompanying proxy statement for information on how to register and attend the virtual Annual Meeting. There is no physical location for the Annual Meeting.
Voting: Whether or not you attend the Annual Meeting online, it is important that your shares of common stock be represented and voted at the Annual Meeting. Please refer to the accompanying proxy statement for information on how to vote prior to the Annual Meeting. If you decide to attend the Annual Meeting online, you will be able to vote electronically using the control number on your Notice of Internet Availability, on your proxy card, or in the instructions accompanying your proxy materials, even if you have previously submitted your proxy.
Who Can Vote: Only stockholders of record at the close of business on April 20, 2026 are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for 10 days prior to the Annual Meeting at our executive offices. A complete list of record stockholders will be available for examination on a reasonably accessible electronic network by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please contact us at https://investors.omadahealth.com/ir-resources/contact-ir. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this notice or the proxy statement and references to our website address in this notice or the proxy statement are inactive textual references only.

Proxy Statement Summary

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Omada Health, Inc. (“we,” “us,” “our,” the “Company” or “Omada”) of proxies to be voted at our 2026 Annual Meeting of Stockholders to be held on Tuesday, June 16, 2026, at 9:00 a.m. PT (the “Annual Meeting”), and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio-only webcast. There is no physical location for the Annual Meeting. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. We have designed the virtual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/OMDA2026 at the meeting date and time. Please refer to “What will I need in order to attend the Annual Meeting?” below for information on how to register and attend the Annual Meeting. The mailing address of our principal executive offices is Omada Health, Inc., 611 Gateway Blvd, Suite 120, South San Francisco, California 94080.
Holders of record of outstanding shares of common stock, $0.001 par value per share (“common stock”), as of the close of business on April 20, 2026 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. Each share of common stock is entitled to one vote on each proposal. Stockholders are not permitted to cumulate votes with respect to the election of directors. As of the Record Date, there were 59,415,251 shares of common stock outstanding.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 16, 2026
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), over the internet in lieu of mailing printed copies. We expect to begin mailing the Notice of Internet Availability to our stockholders of record as of the Record Date for the first time on or about April 28, 2026. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of our proxy materials and the 2025 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date.
This proxy statement and our 2025 Annual Report are available at www.proxyvote.com.

Omada Health, Inc.	1	2026 Proxy Statement

PROPOSALS
At the Annual Meeting, our stockholders will be asked:

Proposals		Board Vote Recommendations	For Further Details

1	To elect Sean Duffy and Trevor Fetter as Class I Directors, to serve until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified;	“FOR” each director nominee	Page 8
2	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;	“FOR”	Page 15
3	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
The Board knows of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by phone or internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

1
FOR the election of each of Sean Duffy and Trevor Fetter as Class I Directors, to serve until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified; and

2	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Information about this Proxy Statement
Why you received this proxy statement. We have made this proxy statement and proxy card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any continuations, postponements, or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the phone, via the internet, or by mail.
This proxy statement, the Notice of Internet Availability, the notice and accompanying proxy card will be first made available for access on or about April 28, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Omada Health, Inc.	2	2026 Proxy Statement

Householding. We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please write to our Investor Relations department at:
Omada Health, Inc.
Attention: Investor Relations
611 Gateway Blvd, Suite 120
South San Francisco, California 94080
Phone: (888) 987-8337
or at https://investors.omadahealth.com/ir-resources/contact-ir.
Alternatively, stockholders who received one set of materials due to householding may revoke their consent for future mailings at any time by mail or phone by contacting:
Broadridge Householding Department
51 Mercedes Way
Edgewood, NY 11717
Phone: (866) 540-7095
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

Omada Health, Inc.	3	2026 Proxy Statement

Questions and Answers About the 2026 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is April 20, 2026. Holders of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 59,415,251 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each proposal. Stockholders are not permitted to cumulate votes with respect to the election of directors.
WHAT IS THE DIFFERENCE BETWEEN BEING A “REGISTERED HOLDER” AND HOLDING SHARES IN “STREET NAME” AS A “BENEFICIAL HOLDER”?
A “Registered Holder” is a stockholder of the Company that holds shares in such stockholder’s name as of the close of business on the Record Date. A “Beneficial Holder” is a stockholder of the Company that holds, as of the close of business on the Record Date, shares in “street name,” meaning the shares are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF I AM A BENEFICIAL HOLDER THAT HOLDS MY SHARES IN “STREET NAME” THROUGH A BANK OR BROKER?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the beneficial owner of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction form. As the Beneficial Holder, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
Alternatively, you may vote your shares by attending the Annual Meeting and voting during the Annual Meeting. Please see “What will I need in order to attend the Annual Meeting?” below for instructions on how to attend the Annual Meeting and vote your shares.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our common stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the internet, or by mail.

Omada Health, Inc.	4	2026 Proxy Statement

HOW CAN I VOTE MY SHARES, AND PARTICIPATE, AT THE ANNUAL MEETING?
This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/OMDA2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the Registered Holder may be voted electronically during the Annual Meeting. Shares for which you are the Beneficial Holder but not the Registered Holder also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
To vote your shares without attending the Annual Meeting, please follow the instructions for internet or telephone voting on the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the Registered Holder, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the Beneficial Holder but not the Registered Holder. This way your shares will be represented whether or not you are able to attend the Annual Meeting.
WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?
You are entitled to attend the virtual Annual Meeting only if you were a Registered Holder as of the Record Date, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/OMDA2026 and using your 16-digit control number to enter the meeting. If you are not a Registered Holder but hold shares as a Beneficial Holder in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.
HOW CAN I SUBMIT A QUESTION AT THE ANNUAL MEETING?
If you want to submit a question during the Annual Meeting, log-in to www.virtualshareholdermeeting.com/OMDA2026, type your question in the “Ask a Question” field and click “Submit.” Appropriate questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practical after the Annual Meeting at investors.omadahealth.com and will remain available for one week after posting. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
WHAT IS A PROXY?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy, that designation also is called a “proxy” or, if in a written document, a “proxy card.” Sean Duffy, Steve Cook and Nathan Salha have been designated as proxies for the Annual Meeting.

Omada Health, Inc.	5	2026 Proxy Statement

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes. If you are a Registered Holder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the internet or by phone;
•by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote online at the Annual Meeting as described above.
If your shares are held in street name (i.e., if you are a Beneficial Holder), you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting.
WHO WILL COUNT THE VOTES? IS MY VOTE CONFIDENTIAL?
A representative of Broadridge Investor Communication Solutions will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all stockholder meeting proxies, ballots, and voting tabulations that identify individual stockholders. In addition, the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. See “Recommendations of the Board” above.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
WHY HOLD A VIRTUAL MEETING INSTEAD OF A PHYSICAL MEETING?
Our Board believes that holding a virtual Annual Meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate from any location around the world. With this live audio-only webcast format, we believe we will provide you with substantially the same opportunities to participate as you would have at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform.
WHAT IF I HAVE TROUBLE ACCESSING THE ANNUAL MEETING VIRTUALLY?
The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets and smartphones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.
We encourage you to access the Annual Meeting 15 minutes prior to the start time. If you need further assistance accessing the Annual Meeting, technical support numbers will be posted on the Annual Meeting website.

Omada Health, Inc.	6	2026 Proxy Statement

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposals		Votes Required	Effect of Votes Withheld/ Abstentions and Broker Non-Votes

1	To elect Sean Duffy and Trevor Fetter as Class I directors, to serve until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified	A plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.

2	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes, if any, will have no effect. We do not expect any broker non-votes on this proposal.

WHAT IS A “VOTE WITHHELD” AND AN “ABSTENTION,” AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Deloitte & Touche LLP.
WHAT ARE “BROKER NON-VOTES,” AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, “broker non-votes” occur when shares held by a broker in “street name” for a Beneficial Holder are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the Beneficial Holder and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a Beneficial Holder on “routine” matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the Beneficial Holder of such shares, a broker is not entitled to vote shares held for a Beneficial Holder on “non-routine matters,” such as the election of directors (even if not contested). Broker non-votes count for purposes of determining whether a quorum is present.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.

Omada Health, Inc.	7	2026 Proxy Statement

PROPOSAL ONE:
Election of Directors

We currently have eight directors on our Board. At the Annual Meeting, two Class I Directors—Sean Duffy and Trevor Fetter —are nominees to be elected to hold office until the 2029 Annual Meeting of Stockholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term will expire at the Annual Meeting; Class II, whose term will expire at the 2027 Annual Meeting of Stockholders; and Class III, whose current term expires at the 2028 Annual Meeting of Stockholders. The current Class I Directors are Sean Duffy and Trevor Fetter; the current Class II Directors are Jeryl Hilleman, Julie Klapstein, and Adam Stavisky; and the current Class III Directors are Anne Beal, M.D., M.P.H., Sachin Jain, M.D. and Jonathan Root, M.D.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election of each of Messrs. Duffy and Fetter as a Class I Director. In the event that any of Messrs. Duffy and Fetter should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that any of Messrs. Duffy and Fetter will be unable to serve if elected. Each of Messrs. Duffy and Fetter has consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than two at the Annual Meeting, the number of nominees named in this proxy statement.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends a vote FOR the election of each of the below Class I Director nominees.

Omada Health, Inc.	8	2026 Proxy Statement

NOMINEES FOR CLASS I DIRECTOR (TERMS TO EXPIRE AT THE 2029 ANNUAL MEETING OF STOCKHOLDERS)
The current members of the Board who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Position with the Company

Sean Duffy	42	Chief Executive Officer, Co-Founder, and Director
Trevor Fetter	66	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the Annual Meeting are as follows:

Sean Duffy	Chief Executive Officer, Co-Founder, and Director | Age: 42

Sean Duffy has served as our co-founder, Chief Executive Officer, and as a member of our Board since April 2011. From June 2010 to April 2011, Mr. Duffy worked at IDEO LP, a design firm, in IDEO’s health and wellness practice. He also previously worked in the people analytics group at Google LLC, a global technology company, from June 2007 to August 2009. Mr. Duffy holds a B.A. in Neuroscience from Columbia University and was enrolled in the combined M.D. and M.B.A. program at Harvard University from July 2009 to May 2010.

We believe that Mr. Duffy is qualified to serve on our Board due to the valuable expertise and perspective he brings in his capacity as a co-founder and our Chief Executive Officer and because of his extensive experience and knowledge of our industry.

Trevor Fetter	Director | Age: 66

Trevor Fetter has served as a member of our Board since March 2021. Mr. Fetter has served as a Senior Lecturer at Harvard University since January 2019 and previously served in numerous executive leadership roles at Tenet Healthcare, a publicly held healthcare services company, including as Chief Executive Officer from September 2003 to October 2017, President from November 2002 to October 2017, Chairman from May 2015 to October 2017, and Executive Vice President and Chief Financial Officer from October 1995 to February 2000. Mr. Fetter has served on the board of directors of The Hartford Financial Services Group, Inc., a publicly held investment and insurance company, since January 2007, including as Lead Director since May 2017, and he also currently serves on the board of directors of a privately held healthcare services company. Mr. Fetter holds an A.B. in Economics from Stanford University and an M.B.A. from Harvard Business School.

We believe that Mr. Fetter is qualified to serve on our Board due to his extensive business and management experience leading a public healthcare company and his service as a board member of several biotechnology and healthcare companies.

Omada Health, Inc.	9	2026 Proxy Statement

CONTINUING DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING
The current continuing members of the Board who are not standing for election at the Annual Meeting are discussed below.

Name	Age	Position with the Company	Class / Term Expires

Jeryl Hilleman	68	Chairperson	Class II / 2027
Julie Klapstein	71	Director	Class II / 2027
Adam Stavisky	59	Director	Class II / 2027
Anne Beal, M.D., M.P.H.	63	Director	Class III / 2028
Sachin Jain, M.D.	45	Director	Class III / 2028
Jonathan Root, M.D.	66	Director	Class III / 2028
The principal occupations and business experience, for at least the past five years, of each continuing director not standing for election at the Annual Meeting are as follows:

Jeryl Hilleman	Chairperson | Age: 68

Jeryl Hilleman has served as a member of our Board since April 2019, including as Chairperson since July 2020. Ms. Hilleman previously served as Chief Financial Officer of several publicly held healthcare companies, including most recently at Intersect ENT, Inc., a medical device company subsequently acquired by Medtronic plc, from June 2014 to December 2019. Prior to joining Intersect ENT, Ms. Hilleman was Chief Financial Officer of publicly held Ocera Therapeutics, Inc., a biopharmaceutical company acquired by Mallinckrodt Pharmaceuticals, Inc., Amyris, Inc., a renewable products company, and Symyx Technologies, Inc., a software and instruments company acquired by Accelrys, Inc. She has served on the boards of directors of NovoCure Limited, a publicly held oncology company, since July 2018, SI-Bone, Inc., a publicly held medical device company, since December 2019, and HilleVax, Inc., formerly a publicly held biopharmaceutical company, from April 2021 until its acquisition in September 2025. In addition, she previously served on the boards of directors of Xenoport Inc., a publicly held biotechnology company, from January 2005 to July 2016, Talis Biomedical Corporation, a publicly held diagnostics company, from April 2021 to June 2022, Minerva Neurosciences, Inc., a publicly held biotechnology company, from July 2018 to August 2024, and Cutera, Inc., a publicly held medical device company, from July 2024 to February 2025. Ms. Hilleman holds an A.B. in History from Brown University and an M.B.A. from The Wharton School at the University of Pennsylvania.

We believe that Ms. Hilleman is qualified to serve on our Board due to her extensive business, accounting and management experience and her service as an executive and board member of several biotechnology and healthcare companies.

Omada Health, Inc.	10	2026 Proxy Statement

Julie Klapstein	Director | Age: 71

Julie Klapstein has served as a member of our Board since June 2024. Ms. Klapstein founded and served as the Chief Executive Officer of Availity, LLC, a healthcare information technology company, from May 2001 to March 2012. She also previously served as interim Chief Executive Officer of Medical Reimbursements of America, Inc., a provider of specialty reimbursement services, from February 2017 to June 2017. Ms. Klapstein has served on the boards of directors of Claritev Corporation (f/k/a MultiPlan Corporation), a publicly held provider of business analytics and health cost management solutions, since November 2020, HealthCare Information Management, Inc., a robotic process automation company, since May 2024, Aptarro, Inc. (f/k/a Alpha II, LLC), a provider of revenue cycle management solutions for healthcare providers, since June 2024, UnisLink Inc., a medical billing system vendor for healthcare providers, since July 2024, and Amedisys, Inc., a publicly held home healthcare provider, from April 2016 until its acquisition in August 2025, and also currently serves as an advisor to venture capital and private equity firms such as Andreessen Horowitz and Riverside Partners. She previously served on the boards of directors of numerous publicly held companies, including NextGen Healthcare, Inc., a healthcare technology company acquired by Thoma Bravo, from August 2017 to November 2023, and Oak Street Health, Inc., a primary care provider acquired by CVS Health, from August 2020 to May 2023. Ms. Klapstein holds a B.S. in Business Administration from Portland State University.

We believe that Ms. Klapstein is qualified to serve on our Board due to her extensive experience in the healthcare and healthcare technology industries and her service as a board member of several publicly held healthcare companies.

Adam Stavisky	Director | Age: 59

Adam Stavisky has served as a member of our Board since June 2024. Mr. Stavisky served as Senior Vice President, U.S. Benefits at Walmart Inc., a publicly held global retailer, from February 2018 to March 2024. Prior to that, Mr. Stavisky held increasingly senior leadership positions at Fidelity Investments, a financial services company, from November 2004 to February 2018, most recently serving as Senior Vice President, Workplace Consulting. Mr. Stavisky previously served on the boards of directors of the ERISA Industry Committee, a national advocacy organization that represents large employers who provide health insurance and other benefits to their employees, from April 2019 to February 2024, and the Business Group on Health, a health policy organization, from October 2019 to February 2024. Mr. Stavisky holds a B.A. in Mathematics from Northwestern University and an M.A. in Mathematics from the University of California, Los Angeles.

We believe that Mr. Stavisky is qualified to serve on our Board due to his expertise in employer health insurance and his experience developing and deploying employee health insurance benefits.

Omada Health, Inc.	11	2026 Proxy Statement

Anne Beal, M.D., M.P.H.	Director | Age: 63

Anne Beal, M.D., M.P.H. has served as a member of our Board since September 2024. Dr. Beal has served as the founder and Chief Executive Officer of AbsoluteJOI Skincare, a clean beauty company, since May 2019. Prior to that, she served as Chief Patient Officer and Senior Vice President, Global Head of Patient Solutions at Sanofi S.A., a publicly held pharmaceutical company, from April 2014 to April 2019, and as Deputy Executive Director and Chief Officer for Engagement at the Patient-Centered Outcomes Research Institute, a funder of patient-centered comparative clinical effectiveness research in the U.S., from November 2011 to March 2014. Dr. Beal has served on the boards of directors of GSK plc, a publicly held pharmaceutical company, since April 2021, and Prolacta Bioscience, a privately held life sciences company, since November 2021, and on the board of trustees of Brown University since July 2024. Dr. Beal previously served on the board of directors of AcademyHealth, a non-profit health research and policy organization, for two four-year terms from 2007 to 2011 and 2018 to 2022, including as board chair from 2019 to 2020. Dr. Beal holds an A.B. in Biology from Brown University, an M.P.H. from Columbia University’s Mailman School of Public Health, and an M.D. from Weill Medical College of Cornell University.

We believe that Dr. Beal is qualified to serve on our Board due to her clinical, scientific and health research and policy expertise, and service as a board member of several healthcare companies.

Omada Health, Inc.	12	2026 Proxy Statement

Sachin Jain, M.D.	Director | Age: 45

Sachin Jain, M.D. has served as a member of our Board since June 2024. Dr. Jain has served as President, Chief Executive Officer, and a member of the board of directors of SCAN Group and SCAN Health Plan, a not-for-profit Medicare Advantage plan, since July 2020, and as an Academic Hospitalist at the U.S. Department of Veterans Affairs since April 2021. He has also served as an Adjunct Professor of Medicine at Stanford University School of Medicine since August 2015. From December 2014 to May 2020, Dr. Jain served in increasingly senior leadership roles at Carelon Health (f/k/a CareMore Health) and Aspire Health, healthcare delivery systems owned by Elevance Health, Inc. (f/k/a Anthem, Inc.), a publicly held health insurance provider, including most recently serving as President and Chief Executive Officer. Prior to that, Dr. Jain served as Chief Medical Information and Innovation Officer at Merck & Co., a publicly held pharmaceutical company, from October 2011 to December 2014. Dr. Jain has served as a member of the boards of directors of America’s Health Insurance Plans (AHIP), a political advocacy and trade association of health insurance companies, since November 2020, and Advantage Healthcare Services, a specialty pharmacy company, since February 2024. He previously served on the boards of directors of the national Make-A-Wish Foundation, from July 2018 to February 2023, Adobe Healthcare, a home healthcare company, from July 2020 to April 2021, Cardiovascular Systems Inc., a medical device company acquired by Abbott, from January 2021 to November 2022, Biofourmis Inc., a biotechnology company, from July 2022 to December 2023, and Cue Health Inc., a then publicly held diagnostic testing company, from October 2022 to May 2024. Dr. Jain holds an A.B. in Government from Harvard University, an M.D. from Harvard Medical School, and an M.B.A. from Harvard Business School.

We believe that Dr. Jain is qualified to serve on our Board due to his clinical and scientific expertise and his extensive executive leadership experience in the healthcare industry.

Omada Health, Inc.	13	2026 Proxy Statement

Jonathan Root, M.D.	Director | Age: 66

Jonathan Root, M.D. has served as a member of our Board since January 2013. Dr. Root has served as the Managing Member of Presidio Management Group X, LLC and several U.S. Venture Partners’ funds, which are the general partners of various other venture capital funds, since 1998. Dr. Root has served on the board of directors of Edgewise Therapeutics, Inc., a publicly held biopharmaceutical company, since August 2019, and also currently serves on the boards of directors of several privately held companies in the healthcare industry. He previously served on the boards of directors of OncoMed Pharmaceuticals, Inc., a publicly held biopharmaceutical company, from August 2004 until its merger with Mereo BioPharma Group plc in April 2019, Inari Medical, Inc., a publicly held medical device company, from September 2011 to February 2025, eFFECTOR Therapeutics, Inc., a publicly held biopharmaceutical company, from May 2013 to February 2022, and Silverback Therapeutics, Inc., a publicly held biopharmaceutical company, from March 2020 until its merger with ARS Pharmaceuticals, Inc. in November 2022. Dr. Root holds an A.B. in Economics from Dartmouth College, an M.D. from University of Florida, College of Medicine, and an M.B.A. from Columbia Business School.

We believe that Dr. Root is qualified to serve on our Board due to his medical, management, and director experience in the healthcare industry.

Omada Health, Inc.	14	2026 Proxy Statement

PROPOSAL TWO:
Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2025 and has served as our independent registered public accounting firm since 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in, or any connection with, us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it determines whether to retain Deloitte & Touche LLP. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.
VOTE REQUIRED
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Omada Health, Inc.	15	2026 Proxy Statement

Report of the Audit Committee of the Board of Directors

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise expressly stated in such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Audit Committee
Jeryl Hilleman (Chairperson)
Trevor Fetter
Jonathan Root, M.D.

Omada Health, Inc.	16	2026 Proxy Statement

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

	Year Ended December 31,
Fee Category	2025 ($)	2024 ($)

Audit Fees	2,030,000	2,420,346
Audit-Related Fees	—	—
Tax Fees	16,200	—
All Other Fees	1,895	1,895
Total Fees	2,048,095	2,422,241
AUDIT FEES
Audit fees consist of fees billed for professional services performed by Deloitte & Touche LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements. Audit fees for fiscal year 2025 and 2024 include fees for professional services rendered in connection with our registration statement on Form S-1, and amendments thereto, in connection with our initial public offering, and professional fees in connection with an audit of our fiscal year 2025 and 2024 financial statements.
AUDIT-RELATED FEES
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements.
TAX FEES
Tax fees consist of services for tax compliance, tax advice, and tax planning.
ALL OTHER FEES
All other fees consist of any services not included in the other three categories.

Omada Health, Inc.	17	2026 Proxy Statement

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee is directly responsible for the appointment, engagement, compensation, retention, and oversight of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review, or attest services for the Company. The Audit Committee’s charter mandates that the Audit Committee pre-approve all audit and non-audit services provided by its independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules. The Audit Committee may delegate this authority to a subcommittee of the Audit Committee. Other than with respect to the annual audit of our consolidated financial statements, the Audit Committee has delegated authority to the chair of the Audit Committee to pre-approve other audit and non-audit services to be provided to us by our independent registered public accounting firm. Any pre-approval of services by the chair of the Audit Committee pursuant to this delegated authority must be reported to the Audit Committee at its next scheduled meeting. All such services during the fiscal years ended December 31, 2025 and 2024 were either pre-approved in accordance with the charter or pre-approved by the Audit Committee of our Board prior to our initial public offering.

Omada Health, Inc.	18	2026 Proxy Statement

Executive Officers

The following table identifies our executive officers as of April 28, 2026:

Name	Age	Position

Sean Duffy	42	Chief Executive Officer, Co-Founder, and Director
Steve Cook	40	Chief Financial Officer
Wei-Li Shao	55	President
The following biographical information is furnished with regard to our executive officers (except for Mr. Duffy, whose biographical information appears above under “Nominees for Class I Director”):

Steve Cook	Chief Financial Officer | Age: 40

Steve Cook has served as our Chief Financial Officer since July 2021. Prior to joining our company, Mr. Cook held various finance roles at 1Life Healthcare, Inc., d/b/a One Medical, a primary care provider now owned by Amazon, serving as Vice President, Head of Strategic Finance from January 2021 to July 2021, Senior Director, Strategic Finance and Head of FP&A from January 2020 to December 2020, and Director, Strategic Finance from February 2018 to December 2019. Prior to that, he held various finance roles at Salesforce, Inc., a cloud-based software company, from October 2011 to January 2018. Mr. Cook holds a B.A. in Political Science from the University of California, San Diego.

Wei-Li Shao	President | Age: 55

Wei-Li Shao has served as our President since December 2021, after previously serving as our Chief Commercial Officer from May 2019 to December 2021. Prior to joining our company, Mr. Shao held various roles at Eli Lilly and Company, a global pharmaceutical company, from 2001 to February 2019, including Vice President of Lilly China Diabetes, General Manager of Lilly Taiwan, Lilly New Zealand, and most recently as Vice President of the U.S. Neuroscience Business Unit. Mr. Shao holds a B.S. in Biochemistry from the University of Wisconsin-Madison and an M.B.A. from Indiana University’s Kelley School of Business.

Omada Health, Inc.	19	2026 Proxy Statement

Corporate Governance

GENERAL
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics (the “Code of Conduct”), and charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Documents & Charters” section of the investor relations section of our corporate website located at investors.omadahealth.com, or by writing to our Secretary at our offices at 611 Gateway Blvd, Suite 120, South San Francisco, California 94080. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only
BOARD COMPOSITION
Our business and affairs are managed under the direction of our Board. Our Board currently consists of eight members: Sean Duffy, Jeryl Hilleman, Anne Beal, M.D., M.P.H., Trevor Fetter, Sachin Jain, M.D., Julie Klapstein, Jonathan Root, M.D., and Adam Stavisky. Our Board is divided into three classes, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders.
When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
DIRECTOR INDEPENDENCE
Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. In making these determinations, our Board considered the current and prior relationships that each director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director and any employment, advisory, or academic relationship of our directors with other companies and institutions with which we do business. Our Board considers these transactions and relationships as part of its overall analysis of the independence of our directors and has affirmatively determined that each of our directors, other than Mr. Duffy, is an “independent director,” as defined under Nasdaq rules. In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq rules, in the case of members of the Audit Committee and Compensation Committee, our Board made an affirmative determination that such members also satisfy separate independence requirements and current standards imposed by the SEC and Nasdaq.
There are no family relationships among any of our directors or executive officers.

Omada Health, Inc.	20	2026 Proxy Statement

DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee of the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee and the Board may also take into account many factors, including: the candidate’s experience in corporate management, such as serving as an officer or a former officer of a publicly held company; the candidate’s experience as a board member of other companies, including service on the board of directors of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry or subject-matter needs; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable; and the variety of viewpoints, background, experience, and other characteristics that a candidate would bring. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Secretary, Omada Health, Inc., 611 Gateway Blvd, Suite 120, South San Francisco, California 94080. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
COMMUNICATIONS FROM STOCKHOLDERS
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs. The Secretary will generally not forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the company, or constitute solicitations, advertisements, surveys, “junk” mail, or mass mailings. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Omada Health, Inc., 611 Gateway Blvd, Suite 120, South San Francisco, California 94080.

Omada Health, Inc.	21	2026 Proxy Statement

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Jeryl Hilleman serves as chairperson of our Board, presides over meetings of our Board, and holds such other powers and carries out such other duties as are customarily carried out by the chairperson of our Board. Our Board recognizes the time, effort, and energy that the Chief Executive Officer devotes to running the company. The position of chairperson of our Board is also a significant commitment that includes providing advice to and independent oversight of management. Our Board believes at this time that its oversight function is enhanced when an independent director, serving as chairperson of our Board, is in a position to set the agenda for, and preside over, meetings of our Board. We also believe that our current leadership structure enhances the active participation of our independent directors. Our Board has concluded that our current leadership structure is appropriate at this time.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the strategic risks facing us. Throughout the year, senior management reviews these strategic risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing company-wide and information security risk assessment processes, our major financial risk exposures, and the steps our management has taken to monitor and control these risks and exposures. The Audit Committee then reviews these matters with the full Board as part of Audit Committee’s reports at regular Board meetings. The Audit Committee also approves or disapproves any related-party transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines and reviews and discusses with management the ongoing monitoring of, and our policies and processes related to, major healthcare regulatory and data privacy risks. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written Code of Conduct that applies to our directors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Conduct is posted on our investor relations website at investors.omadahealth.com. The Audit Committee is responsible for overseeing our Code of Conduct. Any waiver of the Code for our directors, executive officers, or other principal financial officers may be made only by our Board. In addition, we have posted or intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference in this proxy statement and does not form a part of this proxy statement. The inclusion of our website address in this proxy statement is an inactive textual reference only.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.

Omada Health, Inc.	22	2026 Proxy Statement

INSIDER TRADING, ANTI-HEDGING, AND ANTI-PLEDGING POLICIES
Our Board has adopted an Insider Trading Compliance Policy and Procedures (the “Insider Trading Compliance Policy), which apply to all directors, officers, and employees of the Company, as well as any entities controlled by individuals subject to the Insider Trading Compliance Policy, including any corporations, limited liability companies, partnerships, or trusts. We may determine that our Insider Trading Compliance Policy applies to additional persons with access to material nonpublic information, such as contractors or consultants. Individuals subject to our Insider Trading Compliance Policy are also responsible for ensuring that members of their household comply with our Insider Trading Compliance Policy.
Our Insider Trading Compliance Policy governs the purchase, sale, and other dispositions of the Company’s equity securities by individuals subject to our Insider Trading Compliance Policy, and we believe it is reasonably designed to promote compliance with insider trading laws, rules, and regulations and any Nasdaq requirements applicable to the Company. Additionally, the Insider Trading Compliance Policy specifically prohibits short sales, transactions in put and call options or other derivative securities involving the Company’s equity securities, and other hedging or monetization transactions. In addition, our Insider Trading Compliance Policy provides that no individual subject to the Insider Trading Compliance Policy may pledge Company securities as collateral to secure loans absent approval by our Compliance Officer. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities. Our Insider Trading Compliance Policy was filed as Exhibit 19.1 to our 2025 Annual Report.
POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION
Our Board has adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), applicable to our current and former executive officers, as defined in Exchange Act Rule 10D-1(d), in accordance with SEC rules and the applicable Nasdaq listing standards. This Clawback Policy applies to incentive-based compensation that is granted, earned, or vested wholly or in part upon attainment of one or more financial reporting measures (each, “Financial Reporting Measure”) that is received by an executive officer (1) after beginning service as an executive officer, (2) who served as an executive officer at any time during the performance period for that compensation, and (3) during the three completed fiscal years immediately preceding the date on which the Company concludes, or reasonably should have concluded, that the Company is required to prepare a restatement with respect to any such Financial Reporting Measure. The Clawback Policy provides that, in the event of a restatement of our financial statements due to material noncompliance with financial reporting requirements, the administrator of the Clawback Policy will recover (subject to limited exceptions) the amount (as determined on a pre-tax basis) of incentive-based compensation erroneously received by an executive officer (i.e., in the event that the amount of such compensation was calculated based on the achievement of certain financial results that were subsequently revised due to the restatement, and the amount of the incentive-based compensation that would have been earned by such executive officer had the financial results been properly reported would have been lower than the amount actually paid).
ATTENDANCE BY MEMBERS OF THE BOARD AT MEETINGS
There were five meetings of the Board during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.omadahealth.com, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the chairperson of the Board or the chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via videoconference or teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we strongly encourage our directors to attend our stockholder meetings.

Omada Health, Inc.	23	2026 Proxy Statement

Committees of the Board

Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The current members of each of the Board committees and committee chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance

Anne Beal, M.D., M.P.H.		X
Trevor Fetter	X	Chairperson
Jeryl Hilleman	Chairperson
Sachin Jain, M.D.			X
Julie Klapstein		X
Jonathan Root, M.D.	X		Chairperson
Adam Stavisky			X
AUDIT COMMITTEE
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:
•is directly responsible for the appointment, engagement, compensation, retention, and oversight of the work of the independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review, or attest services for the Company (including resolution of any disagreements between Company management and the independent registered public accounting firm);
•reviews and pre-approves (if applicable) any audit and non-audit service provided to the Company by the independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules;
•ensures that the independent registered public accounting firm prepares and delivers, at least annually, a written statement delineating all relationships between the independent registered public accounting firm and the Company, engages in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that, in the view of the Audit Committee, may impact the objectivity and independence of the independent registered public accounting firm, and, if the Audit Committee determines that further inquiry is advisable, takes appropriate action in response to the independent registered public accounting firm’s report to satisfy itself of the independent registered public accounting firm’s independence;
•assures the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X;

Omada Health, Inc.	24	2026 Proxy Statement

•reviews all material written communications between the independent registered public accounting firm and management and reviews and discusses any report required to be delivered by the independent registered public accounting firm pursuant to Section 10A(k) of the Exchange Act;
•discusses with the independent registered public accounting firm any audit problems or difficulties and management’s response;
•reviews and discusses with management and the independent registered public accounting firm the annual audited financial statements, including critical accounting policies and practices, disclosures under the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any significant reporting issues arising in connection with the preparation of such audited financial statements, and approves (if applicable) and recommends to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;
•provides the Company with a report with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements;
•reviews and discusses with management and the independent registered public accounting firm the Company’s quarterly financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
•reviews the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•periodically reviews and discusses with management the Company’s policies with respect to cybersecurity and financial risk assessment and risk management, including the Company’s information security program and major cybersecurity and financial risks;
•oversees the management of cybersecurity and other information technology and financial risks and discusses with management the steps management has taken to monitor and control these risks;
•reviews and approves (if applicable) the Company’s hiring of employees or former employees of the Company’s independent registered public accounting firm;
•reviews and approves (as applicable) all related-party transactions in accordance with the Company’s Related-Person Transaction Policy and Procedures;
•establishes procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;
•reviews and discusses with management and the independent registered public accounting firm the adequacy of the Company’s internal control over financial reporting and any steps management has taken to address material weaknesses;
•periodically considers and discusses with management and the independent registered public accounting firm the Company’s Code of Business Conduct and Ethics and the procedures in place to enforce the Code of Business Conduct and Ethics, and considers and discusses and, as appropriate, grants, requested waivers brought to the attention of the Audit Committee; and
•reviews the Audit Committee Charter and the Audit Committee’s performance on an annual basis.
Our Audit Committee currently consists of Jeryl Hilleman, Trevor Fetter, and Jonathan Root, M.D. with Ms. Hilleman serving as chairperson. Our Board has affirmatively determined that Mr. Fetter, Ms. Hilleman, and Dr. Root each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act and Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of the Nasdaq rules and qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of

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Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website at investors.omadahealth.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Audit Committee met five times in the fiscal year ended December 31, 2025.
COMPENSATION COMMITTEE
Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. Among other matters, the Compensation Committee:
•reviews and approves (if applicable) the corporate goals and objectives with respect to the compensation of our executive officers;
•oversees an evaluation of the executive officers and other members of management and, after considering such evaluation, reviews and approves (if applicable), or makes recommendations to the Board regarding, the compensation of such executive officers and members of management, including whether awards have been earned;
•reviews and makes recommendations to the Board regarding the cash and equity compensation of directors;
•reviews and approves (if applicable), or makes recommendations to the Board regarding, the Company’s incentive compensation and equity-based plans and arrangements for the Company’s executive officers, employees, and other service providers, including, without limitation, the granting of equity awards pursuant to such plans or outside of such plans;
•determines whether, and/or to what extent, any Company-wide metrics under the Company’s Corporate Bonus Program have been achieved and approves (if applicable), or makes recommendations to the Board regarding, the resulting payouts;
•reviews and approves (if applicable) or makes recommendations to the Board regarding, any other guidelines, structures, and frameworks under which incentive or equity-based awards would be made, including any further delegations of the ability to grant awards within the parameters approved by the Compensation Committee (if permitted and in accordance with applicable law);
•administers the Company’s incentive compensation and equity-based plans and the Company’s Policy for Recovery of Erroneously Awarded Compensation;
•reviews and approves (if applicable) all employment agreements, offers of severance, and severance agreements for the executive officers of the Company and reviews and approves (if applicable) offers of severance for senior management;
•oversees the Company’s key compensation policies, plans, and benefits programs, and overall compensation philosophy, and reviews and periodically discusses with management and the Board (and any committees thereof the Compensation Committee deems appropriate) the Company’s compensation philosophy and practices, including executive and employee incentive compensation plans and arrangements, including whether such philosophy and practices are appropriately aligned with the Company’s goal of serving the long-term interests of the Company’s stockholders;
•to the extent the Company is required to include a “Compensation Discussion and Analysis” in the Company’s Annual Report on Form 10-K or annual proxy statement, reviews and discusses with management the Company’s Compensation Discussion and Analysis, recommends (if applicable) that the Compensation Discussion and Analysis be included in the appropriate filing, and prepares the related annual Compensation Committee Report to be included in the Company’s Annual Report on Form 10-K or annual proxy statement; and
•reviews the Compensation Committee charter and the Compensation Committee’s performance on an annual basis.

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In fulfilling its responsibilities, the Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee also has the authority to authorize one or more officers of the Company to grant rights, options, or other equity awards to officers (other than executive officers), employees, and other service providers, in a manner that is in accordance with applicable laws and applicable Nasdaq rules. From time to time, our Compensation Committee may use outside compensation consultants to assist it in analyzing our executive and non-employee director compensation programs and in determining appropriate levels of compensation and benefits. Our Compensation Committee has engaged Alpine Rewards, LLC, a national compensation consulting firm (“Alpine”), to advise us on the selection of peer companies to use and guide on compensation benchmarking and program management, as well as cash and equity compensation levels for our non-employee directors, executives, and/or other employees, based on current market practices. Alpine reports directly to the Compensation Committee and does not provide any non-compensation-related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Alpine has addressed each of the six independence factors established by the SEC with the Compensation Committee. Its responses affirmed the independence of Alpine on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Alpine does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors, and concluded their work for the Compensation Committee does not raise any conflicts of interest.
In addition to advice provided by outside advisors, our executive officers submit proposals to our Compensation Committee regarding our executive and non-employee director compensation. Our Chief Executive Officer, Mr. Duffy, also serves on our Board. By serving multiple roles, Mr. Duffy is uniquely positioned to help the Board and the Compensation Committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities, and challenges we face, our business and our industry, which helps him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. In his role as our Chief Executive Officer, Mr. Duffy is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations, and experience levels. While Mr. Duffy recuses himself from any Board discussions that involve his own compensation, his recommendations and feedback, along with the feedback and recommendations of our other senior executive officers, are often taken into consideration by the Board and Compensation Committee when setting compensation levels.
Our Compensation Committee consists of Trevor Fetter, Anne Beal, M.D., M.P.H., and Julie Klapstein, with Mr. Fetter serving as chairperson. Our Board has affirmatively determined that Dr. Beal, Mr. Fetter, and Ms. Klapstein each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Our Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at investors.omadahealth.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Compensation Committee met six times in the fiscal year ended December 31, 2025.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Our Nominating and Corporate Governance Committee oversees policies relating to our corporate governance. Among other matters, the Nominating and Corporate Governance Committee:
•identifies individuals qualified to become members of the Board and recommends to the Board the nominees for election to the Board at the next annual meeting of stockholders;
•periodically reviews the Board committee structure and recommends to the Board the directors to serve as members of each committee;
•periodically reviews the Board leadership structure and recommends any proposed changes to the Board;

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•develops and recommends to the Board the Company’s Corporate Governance Guidelines and, from time to time as it deems appropriate, reviews and reassesses the adequacy of the Company’s Corporate Governance Guidelines and recommends any proposed changes to the Board;
•reviews any notification by a director of his or her resignation or material changes in employment or of circumstances that may adversely reflect upon such director or the Company, in accordance with the Corporate Governance Guidelines, and makes any related recommendations to the Board;
•oversees the annual evaluation of Board and Board committees;
•periodically works with the Chief Executive Officer to evaluate the Company’s succession plans upon executive officers’ retirement or in the event of an unexpected occurrence;
•makes recommendations to the Board regarding governance matters, including, but not limited to, the Company’s Restated Certificate of Incorporation, Amended and Restated Bylaws, and the charters of the Company’s Board committees;
•periodically reviews and discusses with management the Company’s policies and processes with respect to major healthcare regulatory and data privacy risks, and the steps management has taken to monitor and control these risks;
•oversees and periodically reviews the Company’s strategy, initiatives, policies, and risks concerning environmental and social matters; and
•reviews the Nominating and Corporate Governance Committee charter on a periodic basis and the Nominating and Corporate Governance Committee’s performance on an annual basis.
Our Nominating and Corporate Governance Committee consists of Sachin Jain, M.D., Jonathan Root, M.D., and Adam Stavisky, with Mr. Root serving as chairperson. Our Board has determined that Drs. Jain and Root and Mr. Stavisky each meet the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under Nasdaq rules. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at investors.omadahealth.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this proxy statement and references to our website address in this proxy statement are inactive textual references only.
The Nominating and Corporate Governance Committee met three times in the fiscal year ended December 31, 2025.

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Executive and Director Compensation

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2025 Summary Compensation Table” below. In 2025, our “named executive officers” and their positions with us were as follows:
•Sean Duffy, Chief Executive Officer;
•Steve Cook, Chief Financial Officer; and
•Wei-Li Shao, President.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we may implement in the future may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
2025 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2025:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Sean Duffy Chief Executive Officer	2025	525,000	1,023,997	2,750,000	418,338	840	4,718,175
	2024	412,000	453,806	—	322,669	720	1,189,195
Steven Cook Chief Financial Officer	2025	400,000	255,997	1,250,000	230,835	840	2,137,672
	2024	389,000	272,284	—	176,312	720	838,316
Wei-Li Shao President	2025	450,000	831,997	1,500,000	378,285	3,612	3,163,894
	2024	400,000	453,806	—	299,549	720	1,154,075
1.Amounts for 2025 reflect the grant date fair value of stock options and RSUs granted during 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 9 to our consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2025 for the assumptions used in calculating these amounts.
2.Amounts represent annual bonuses earned by each named executive officer in 2025 and fully paid in cash in 2026. See “—2025 Bonuses” below.
3.Amounts in the “All Other Compensation” column include imputed income from group term life insurance.

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2025 SALARIES
In 2025, our named executive officers received an annual base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.
In January 2025, the Compensation Committee of our Board approved a base salary of $400,000 for Mr. Cook and $425,000 for Mr. Shao, each effective February 1, 2025. In February 2025, our Board approved a base salary of $432,000 for Mr. Duffy, effective February 1, 2025. Commencing after our initial public offering in 2025, of the base salaries were increased to $525,000 for Mr. Duffy and $450,000 for Mr. Shao. Mr. Cook’s base salary remained $400,000.
2025 BONUSES
In 2025, Messrs. Duffy, Cook, and Shao were each eligible to earn an annual cash bonus pursuant to our 2025 Corporate Bonus Plan targeted at 60%, 40%, and 60%, respectively, of their respective annual base salaries. Pursuant to the 2025 Corporate Bonus Plan, each named executive officer was eligible to earn his annual cash bonus based on the attainment of pre-established annual company and individual performance objectives, which were composed of our performance against the financial plan (weighted 80% of the executive’s bonus opportunity), including revenue and adjusted EBITDA margin metrics, and individual goals (weighted 20% of the executive’s bonus opportunity). Earned cash bonus amounts were paid in 2026 based on achievement of company and individual performance objectives for the full 2025 performance year.
The actual annual cash bonuses awarded to each named executive officer for 2025 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”
In December 2025, our Board approved a 2026 Corporate Bonus Plan on substantially the same terms as the 2025 Corporate Bonus Plan, except with updated revenue and adjusted EBITDA margin metrics. Pursuant to the 2026 Corporate Bonus Plan, each of Messrs. Duffy and Shao is eligible to earn his annual cash bonus based 100% on the attainment of pre-established annual company objectives. Mr. Cook is eligible to earn his annual cash bonus based on the attainment of pre-established annual company objectives (weighted 80% of his bonus opportunity) and individual performance objectives that were approved by the Compensation Committee of our Board in February 2026 (weighted 20% of his bonus opportunity).
EQUITY COMPENSATION
In February 2025, Mr. Duffy was granted a stock option award covering 133,333 shares of our common stock, Mr. Cook was granted a stock option award covering 33,333 shares of our common stock, and Mr. Shao was granted a stock option covering 108,333 shares of our common stock, in each case, pursuant to the Omada Health, Inc. 2011 Stock Plan (as amended, the “2011 Plan”), which vest as to 1/48th of the shares subject thereto on each monthly anniversary of the applicable vesting commencement date, subject to continued service. The options granted to our named executive officers are also subject to acceleration upon certain terminations of employment pursuant to their change in control and severance agreements, each as described below.
In connection with our initial public offering, we adopted, and our stockholders approved, the 2025 Incentive Award Plan (the “2025 Plan”), pursuant to which we may grant awards of cash and equity incentives to our directors and officers and certain of our affiliates’ employees (including our named executive officers) and consultants and to enable us to obtain and retain the services of these individuals, which is essential to our long-term success.
In June, 2025, Messrs. Duffy, Cook, and Shao were each granted awards of restricted stock units (“RSUs”) in connection with our initial public offering, covering 144,736, 65,789, and 78,947 shares of our common stock, respectively, which vest as to 1/16th of the underlying shares on each quarterly anniversary of June 6, 2025, subject to the applicable named executive officer’s continued employment through the applicable vesting date.

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OTHER ELEMENTS OF COMPENSATION
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We did not make any matching contributions on behalf of our executives in 2025.
Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•medical, dental, and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance;
•travel benefits;
•legal services benefits;
•life and AD&D insurance;
•voluntary worksite benefits;
•mental health solution and employee assistance program, and
•lifestyle spending account.
We believe that the employee benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2025. Some of the equity awards are subject to accelerated vesting as described below in the Section titled “Executive Compensation Arrangements.”

Name	Type of Equity Award	Vesting Commencement Date	Grant Date	Stock Options(1)				Stock Awards(1)

				Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)

Sean Duffy	RSU Award	June 5, 2025	June 5, 2025	—	—	—	—	126,644	1,998,442
	Stock Option	February 1, 2025	February 2, 2025	27,777	105,556	7.68	February 1, 2035	—	—
	Stock Option	February 1, 2024	February 9, 2024	38,194	45,139	8.01	February 8, 2034	—	—
	Stock Option	February 1, 2023	June 1, 2023	106,250	43,750	4.74	May 31, 2033	—	—
	Stock Option	February 1, 2022	February 11, 2022	511,110	22,223	9.18	February 10, 2032	—	—
	Stock Option(2)	February 1, 2022	January 31, 2022	7,333	—	9.18	January 30, 2032	—	—
	Stock Option	February 1, 2021	May 6, 2021	133,333	—	8.28	May 5, 2031	—	—
	Stock Option	February 1, 2019	August 22, 2019	181,315	—	5.82	August 21, 2029	—	—
	Stock Option(2)	February 21, 2019	February 21, 2019	7,333	—	3.48	February 20, 2029	—	—
	Stock Option	November 1, 2015	January 28, 2016	271,275	—	2.55	January 27, 2026	—	—
Steve Cook	RSU Award	June 5, 2025	June 5, 2025	—	—	—	—	57,566	908,391
	Stock Option	February 1, 2025	February 2, 2025	6,944	26,389	7.68	February 1, 2035	—	—
	Stock Option	February 1, 2024	February 9, 2024	22,916	27,084	8.01	February 8, 2034	—	—
	Stock Option(2)	February 1, 2022	January 31, 2022	7,333	—	9.18	January 30, 2032	—	—
	Stock Option(3)	July 12, 2021	July 20, 2021	333,332	—	8.28	July 19, 2031	—	—

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Name	Type of Equity Award	Vesting Commencement Date	Grant Date	Stock Options(1)				Stock Awards(1)

				Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)

Wei-Li Shao	RSU Award	June 5, 2025	June 5, 2025	—	—	—	—	69,079	1,090,067
	Stock Option	February 1, 2025	February 2, 2025	22,569	85,764	7.68	February 1, 2035	—	—
	Stock Option	February 1, 2024	February 9, 2024	38,194	45,139	8.01	February 8, 2034	—	—
	Stock Option	February 1, 2023	June 1, 2023	118,055	48,611	4.74	May 15, 2033	—	—
	Stock Option(2)	February 1, 2022	February 11, 2022	7,333	—	9.18	January 30, 2032	—	—
	Stock Option	September 1, 2021	January 31, 2022	100,000	—	9.18	January 30, 2032	—	—
	Stock Option(4)	February 1, 2022	July 6, 2020	40,000	—	6.81	July 5, 2030	—	—
	Stock Option(5)	February 1, 2021	July 6, 2020	21,869	—	6.81	July 5, 2030	—	—
	Stock Option(3)	February 1, 2020	March 26, 2020	33,333	—	6.30	March 25, 2030	—	—
	Stock Option(3)	May 13, 2019	July 18, 2019	258,333	—	5.82	July 17, 2029	—	—
1.Except as otherwise noted, each stock option vests and becomes exercisable as to 1/48th of the total number of shares underlying the stock option on each of the first 48 monthly anniversaries of the vesting commencement date, subject to continued service through the applicable vesting date, and each RSU award vests as to 1/16th of the RSUs subject thereto on each quarterly anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.
2.Represents a stock option that was fully vested on the vesting commencement date.
3.Represents a stock option that vested as to 25% of the total number of shares underlying the stock option on the first anniversary of the vesting commencement date and thereafter vested or vests as to 1/48th of the total number of shares underlying the stock option on each of the first 48 monthly anniversaries of the vesting commencement date, subject to continued service through the applicable vesting date.
4.Represents a stock option that vested as to 1/16th of the total number of shares underlying the stock option on each of the first 16 monthly anniversaries of the vesting commencement date. The number of shares subject to the option was determined based on achievement of applicable revenue goals during calendar year 2021.
5.Represents a stock option that vested as to 1/28th of the total number of shares underlying the stock option on each of the first 28 monthly anniversaries of the vesting commencement date, subject to continued service through the applicable vesting date. The number of shares subject to the option was determined based on achievement of applicable revenue goals during calendar year 2020.

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EXECUTIVE COMPENSATION ARRANGEMENTS
Executive Offer Letters
STEVE COOK OFFER LETTER
Mr. Cook is party to an employment offer letter, dated June 10, 2021, pursuant to which Mr. Cook serves as our Chief Financial Officer. Mr. Cook’s employment pursuant to the offer letter is “at-will” and is terminable by either party with or without notice or cause.
Pursuant to his offer letter, Mr. Cook was entitled to receive a base salary and participation in our annual bonus plan. Mr. Cook was also paid a signing bonus in the amount of $80,000, subject to clawback in the event that Mr. Cook’s employment with us terminated within one year. In addition, pursuant to his offer letter, Mr. Cook is eligible to receive an annual award of stock options, with the number of shares subject to the award determined based on achievement of applicable performance goals, determined by us in our sole discretion, with such award subject to the terms and conditions set forth in the 2011 Plan and a separate award agreement. The offer letter also provides that Mr. Cook will be eligible to participate in employee benefit plans maintained by us for our employees from time to time. In connection with the commencement of Mr. Cook’s employment, he was granted two stock option grants, where one vests based on continued service over four years and one vests based on both a continued service schedule over four years plus the achievement of a qualified financing.
Mr. Cook’s offer letter also contains customary confidentiality restrictions and provides that disputes arising under the offer letter or related to Mr. Cook’s employment with us will be resolved through arbitration.
WEI-LI SHAO OFFER LETTER
Mr. Shao is party to an employment offer letter, dated April 30, 2019, pursuant to which Mr. Shao initially served as our Chief Commercial Officer. (Mr. Shao’s title was changed to President effective as of December 16, 2021.) Mr. Shao’s employment pursuant to the offer letter is “at-will” and is terminable by either party with or without notice or cause.
Pursuant to his offer letter, Mr. Shao was entitled to receive a base salary and participation in our annual incentive compensation plans. The offer letter also provides that Mr. Shao will be eligible to participate in employee benefit plans maintained by us for our employees from time to time and will be reimbursed for reasonable business expenses in accordance with our policies. Pursuant to his offer letter, we agreed to reimburse Mr. Shao for reasonable expenses incurred in connection with his relocation to San Francisco, California, capped at $50,000 and subject to clawback in the event of a termination within one year of commencing employment. Pursuant to his offer letter, Mr. Shao was granted four stock option grants which vested based on continued service, achievement of certain performance goals, or a combination of the foregoing.
Mr. Shao’s offer letter also contains customary confidentiality restrictions and provides that disputes arising under the offer letter or related to Mr. Shao’s employment with us will be resolved through arbitration.
AMENDED AND RESTATED CHANGE IN CONTROL AND SEVERANCE AGREEMENTS
We are party to an amended and restated change in control and severance agreement with each of our named executive officers, which provides for an initial three-year term, followed by automatic one-year renewal terms.
Pursuant to the amended and restated change in control and severance agreements, if the applicable named executive officer’s employment is terminated by us without “cause” or due to his resignation for “good reason” (each a “qualifying termination”) at any time other than during the period commencing three months preceding and ending 12 months following the consummation of a “change in control” (each such term, as defined in the amended and restated change in control and severance agreement, and such period the “change in control period”), then, subject to such named executive officer’s timely execution and non-revocation of a general release of claims and continued compliance with restrictive covenants, the named executive officer will be eligible to receive (i) a lump sum cash payment in an amount equal to a number of months of base salary (12 for Mr. Duffy and nine for Messrs. Cook and Shao) and (ii) provided that such named executive officer has timely elected COBRA, an amount equal to his COBRA premiums until the earlier to occur of (a) with respect to Mr. Duffy, the 12-month anniversary and, with respect to Messrs. Cook and Shao, the nine-month anniversary

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of such named executive officer’s termination date or (b) the date on which such named executive officer receives health benefits from another employer or is otherwise no longer eligible to receive COBRA.
In lieu of the foregoing payments and benefits, in the event of a qualifying termination during the change in control period, then, subject to the named executive officer’s timely execution and non-revocation of a general release of claims and continued compliance with restrictive covenants, such named executive officer will be eligible to receive (i) a lump sum cash payment in an amount equal to the sum of (x) the named executive officer’s base salary for a period of months (18 for Mr. Duffy and 12 for each of Messrs. Cook and Shao) plus (y) a multiple of such named executive officer’s target annual bonus (1.5 for Mr. Duffy and one for Messrs. Cook and Shao), (ii) provided that such named executive officer has timely elected COBRA, an amount equal to his COBRA premiums until the earlier to occur of (a) with respect to Mr. Duffy the 18-month anniversary and, with respect to Messrs. Cook and Shao, the 12-month anniversary of such named executive officer’s termination date or (b) the date on which such named executive officer receives health benefits from another employer or is otherwise no longer eligible to receive COBRA, and (iii) full accelerated vesting of the named executive officer’s outstanding and unvested time-vesting equity awards (performance-vesting equity awards are governed by the applicable award agreement).
Pursuant to the amended and restated change in control and severance agreement, in the event that any amounts payable to the named executive officers are subject to an excise tax pursuant to Section 280G or Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), such named executive officer will receive either (i) the full amount of such payments or (ii) such payments reduced to the least extent necessary to prevent the application of such excise tax, whichever will result in the greatest after tax benefit to the named executive officer.
The amended and restated change in control and severance agreements contain customary non-disparagement provisions and affirm existing obligations under the named executive officers’ employee invention assignment and confidentiality agreement (or analogous agreement) with us.
EQUITY AWARD TIMING POLICIES AND PRACTICES
The Company has not adopted a policy regarding the timing of any stock options in connection with the disclosure of material non-public information of the Company; however, as a general matter, the Company typically grants equity awards monthly (typically on or around the 5th of the month) and does not grant equity awards in anticipation of the release of material non-public information, and we do not time the issuance of equity awards or the release of material non-public information for the purpose of affecting the value of executive compensation. During fiscal 2025, we did not grant options to any of our named executive officers during the period commencing four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report.
CLAWBACK POLICY
We maintain a clawback policy (the “Clawback Policy”) in accordance with the final clawback rules and regulations adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq. Our Clawback Policy requires the Company, in the event of an accounting restatement, to recover from current and former executive officers excess incentive-based compensation (i.e., incentive compensation that is granted, earned, or vested based in whole or in part on the attainment of one or more restated financial reporting measures), unless the Compensation Committee determines that recovery would be impracticable. Our Clawback Policy is attached as an exhibit to our Annual Report on Form 10-K.

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NON-EMPLOYEE DIRECTOR COMPENSATION
In 2025, our non-employee directors (listed in the table below), received compensation for services on our Board, as reflected in the table below. Both cash fee amounts and stock award amounts in the table below were awarded in accordance with our Non-Employee Director Compensation Program.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)

Anne Beal, M.D., M.P.H.	27,049	185,000	—	212,049
Trevor Fetter	—	222,014	3,284	225,298
Jeryl Hilleman	34,444	242,504	356	277,305
Sachin Jain, M.D.	25,625	185,000	783	211,408
Julie Klapstein	27,049	185,000	1,512	213,560
Adam Stavisky	25,625	185,000	5,028	215,653
Jonathan Root, M.D.	—	219,167	—	219,167
1.Amounts reflect the full grant date fair value of RSU awards granted during 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
2.The table below shows the aggregate numbers of RSU and option awards (whether exercisable or unexercisable) held as of December 31, 2025 by each non-employee director who served during 2025.
3.Amounts reflect travel costs incurred by the applicable director in performance of his or her service on our Board in 2025 which were reimbursed by us.

Name	Options Outstanding at Fiscal Year End (#)	Stock Awards Outstanding at Fiscal Year End (#)

Anne Beal, M.D., M.P.H.	100,000	9,736
Trevor Fetter	129,998	11,696
Jeryl Hilleman	223,331	12,794
Sachin Jain, M.D.	103,333	9,736
Julie Klapstein	100,000	9,736
Adam Stavisky	100,000	9,736
Jonathan Root, M.D.	—	10,651
In connection with our initial public offering, we granted each non-employee director who had been serving on our Board for at least six months as of June 6, 2025 an RSU award covering a number of shares having a grant date fair value equal to approximately $185,000, which will vest in full on June 6, 2026, subject to the applicable non-employee director’s continued service through the applicable vesting date.
We maintain a non-employee director compensation program for our non-employee directors (the “Director Compensation Program”), pursuant to which our non-employee directors receive annual cash retainers as set forth in the tables below.

Omada Health, Inc.	36	2026 Proxy Statement

Board Service

Chair prior to August 28, 2025	$75,000
Chair after August 28, 2025	$85,000
Member	$40,000

Additional Committee Service	Chair	Non-Chair

Audit Committee Member	$20,000	$10,000
Compensation Committee Member	$15,000	$7,500
Nominating and Corporate Governance Committee Member	$10,000	$5,000
Annual cash retainers under the Director Compensation Program are payable in arrears in four equal quarterly installments not later than 30 days following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board in the role set forth above.
Directors may elect to receive all or a portion of their cash fees in RSUs, with each such RSU award covering a number of shares calculated by dividing (i) the amount of the annual retainer by (ii) the average per share closing trading price of our common stock over the most recent 30 trading days as of the grant date (“30-day average price”). Such RSUs will be automatically granted on the fifth day of the month following the end of the calendar quarter to which the corresponding director fees were earned and will be fully vested on grant.
Under the Director Compensation Program, unless otherwise provided by our Board prior to the commencement of service of an applicable director, each non-employee director who is initially elected or appointed to serve on our Board will automatically be granted that number of RSUs upon the director’s initial appointment or election to our Board (the “Initial Grant”), calculated by dividing (i) $370,000 by (ii) the 30-day average price. The Initial Grant will automatically be granted on the date on which such non-employee director commences service on our Board and will vest as to one-third of the underlying shares on each of the first three anniversaries of the grant date, subject to continued service through each applicable vesting date.
In addition, each non-employee director who (i) has been serving on our Board for at least six months as of an annual meeting and (ii) will continue to serve on our Board following such annual meeting will automatically be granted that number of RSUs upon each annual meeting we have following this offering (the “Annual Grant”), calculated by dividing (i) $185,000 by (ii) the 30-day average price.
The Annual Grant will be automatically granted on the date of the applicable annual meeting and will vest in full on the earlier of the first anniversary of the date of the grant or the date of the next annual meeting, subject to continued service through each applicable vesting date.
Under the Director Compensation Program, non-employee directors have the opportunity to defer the issuance of shares underlying RSUs granted to them pursuant to the Director Compensation Program until the earliest of a fixed date properly elected by the non-employee director, the non-employee director’s termination of service, or a Change in Control (as defined in the 2025 Plan). Any such deferral election shall be subject to such rules, conditions, and procedures as shall be determined by our Board or the Compensation Committee, in its sole discretion.
All equity awards held by non-employee directors under the Director Compensation Program will vest in full upon the consummation of a Change in Control, subject to their continued service through immediately prior to such date.

Omada Health, Inc.	37	2026 Proxy Statement

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants, Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(4)

Equity compensation plans approved by security holders(1)	11,802,000	(2)	$7.69	(3)	5,094,000
Equity compensation plans not approved by security holders	—		—		—
Totals	11,802,000		$7.69		5,094,000
1.Consists of the 2025 Plan, the 2011 Plan, and the Company’s 2025 Employee Stock Purchase Plan (the “ESPP”).
2.Represents the number of shares issuable under outstanding RSUs under the 2025 Plan and outstanding options under the 2011 and the 2025 Plan. As of December 31, 2025, there were (i) 928,000 shares attributable to outstanding RSUs under the 2025 Plan, (ii) 131,000 shares attributable to outstanding options under the 2015 Plan and (iii) 10,743,000 shares attributable to outstanding options under the 2011 Plan.
3.Represents weighted average exercise price of options outstanding under the 2011 and 2025 Plan. RSUs do not have an exercise price and are not included in this calculation. The weighted average exercise price is also determined without considering outstanding rights under the ESPP.
4.Represents the total number of shares available for future issuance under our equity compensation plans as of December 31, 2025, which is comprised of 3,973,000 shares under the 2025 Plan, and 1,121,000 shares under the ESPP of which 0 were subject to purchase. The number of shares available for issuance under the 2025 Plan is subject to an annual increase on the first day of each calendar year beginning on and including January 1, 2026, and ending on and including January 1, 2035, equal to (A) 5% of the aggregate number of shares of our common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our Board. The number of shares available for issuance under the ESPP will be annually increased on January 1 of each calendar year beginning on and including January 1, 2026, and ending on and including January 1, 2035, by an amount equal to (a) 1% of the aggregate number of shares of our common stock outstanding on the final day of the immediately preceding calendar year or (b) such smaller number of shares as is determined by our Board.

Omada Health, Inc.	38	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock and (ii) each of our directors, each of our named executive officers, and all current directors, nominees for director, and executive officers as a group as of April 20, 2026, unless otherwise indicated.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. We have based percentage ownership of our common stock on 59,415,251 shares of our common stock outstanding as of April 20, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 20, 2026 or issuable pursuant to restricted stock units (“RSUs”) which are subject to vesting conditions expected to occur within 60 days of April 20, 2026 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the business address of each such beneficial owner is Omada Health, Inc., 611 Gateway Blvd, Suite 120, South San Francisco, California 94080. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares of Common Stock (#)	Percent of Shares Outstanding (%)

Named Executive Officers and Directors:
Sean Duffy(1)	1,971,076	3.26
Wei-Li Shao(2)	705,955	1.17
Steve Cook(3)	394,245	*
Trevor Fetter(4)	253,849	*
Jeryl Hilleman(5)	237,669	*
Jonathan Root, M.D.(6)	180,175	*
Sachin Jain, M.D.(7)	60,985	*
Julie Klapstein(8)	58,350	*
Adam Stavisky(9)	57,652	*
Anne Beal, M.D., M.P.H.(10)	53,486	*
All current directors and executive officers as a group (10 persons)(11)	3,973,442	6.38

Omada Health, Inc.	39	2026 Proxy Statement

Name of Beneficial Owner	Shares of Common Stock (#)	Percent of Shares Outstanding (%)

Other Greater Than 5% Stockholders:
Entities Affiliated with Revelation Partners(12)	5,208,034	8.77
Entities affiliated with Divisadero Street Capital Management, LP(13)	5,056,517	8.51
FMR LLC(14)	4,911,500	8.27
Entities affiliated with Andreessen Horowitz(15)	3,618,061	6.09
Cigna Ventures, LLC(16)	3,444,630	5.80
*Represents beneficial ownership of less than 1%.
1.Consists of (i) 9,450 shares of common stock held directly by Mr. Duffy, (ii) 851,659 shares of common stock held by family trusts for the benefit of Mr. Duffy’s family members, (iii) 1,080,701 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026, and (iv) 29,266 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026. Mr. Duffy disclaims beneficial ownership of the shares held by the family trusts except to the extent of his pecuniary interest therein.
2.Consists of (i) 684,477 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026 and (ii) 21,478 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
3.Consists of (i) 380,942 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026 and (ii) 13,303 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
4.Consists of (i) 111,200 shares of common stock held by The Fetter Family Living Trust, Dated 06/09/89 , (ii) 129,998 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026 and (iii) 12,651 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
5.Consists of (i) 223,331 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026 and (ii) 14,338 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
6.Consists of (i) 169,557 shares of common stock held directly by Dr. Root and (ii) 10,618 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
7.Consists of (i) 51,249 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026 and (ii) 9,736 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
8.Consists of (i) 47,916 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026 and (ii) 10,434 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
9.Consists of (i) 47,916 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026 and (ii) 9,736 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
10.Consists of (i) 43,750 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026 and (ii) 9,736 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
11.Includes (i) 1,030,666 shares of common stock beneficially owned by our current directors and executive officers, (ii) 2,690,280 shares underlying options to purchase common stock that are exercisable within 60 days of April 20, 2026 and (iii) 141,296 shares of common stock issuable upon the vesting of RSUs that vest within 60 days of April 20, 2026.
12.Based solely on a Schedule 13G filed with the SEC on August 12, 2025 with respect to shares of our common stock held as of June 30, 2025. Consists of (i) 492,886 shares of common stock directly owned by Revelation Alpine, LLC (“Alpine LLC”), (ii) 816,993 shares of common stock directly owned by Revelation Alpine, L.P. (“Alpine LP”), (iii) 802,849 shares of commons stock directly owned by Revelation Healthcare Fund II, L.P. (“Fund II”); and (iv) 3,095,306 shares of common stock directly owned by Revelation Healthcare Fund IV, L.P. (“Fund IV”). Revelation Alpine GP, LLC (“Alpine GP”), as the manager of Alpine LLC and general partner of Alpine LP, may be deemed to beneficially own the shares of common stock held by Alpine LLC and Alpine LP. Each of Revelation Healthcare Fund II GP, L.P. (“Fund II GP”), as the general partner of Fund II, and Revelation Healthcare Fund II GP, LLC (“Fund II GP LLC”), as the general partner of Fund II GP, may be deemed to be beneficially own the shares of common stock held by Fund II. Each of Revelation Healthcare Fund IV GP, L.P. (“Fund IV GP”), as the general partner of Fund IV, and Revelation Healthcare Fund IV GP, LLC (“Fund IV GP LLC”), as the general partner of Fund IV GP, may be deemed to beneficially own the shares of common stock held by Fund IV. Michael Boggs and Scott Halsted are the managing members of Alpine GP, Fund II GP LLC and Fund IV GP LLC and in such capacity make investment and voting decisions on behalf of Alpine LLC, Alpine LP, Fund II and Fund IV. The address for each of these entities and individuals is 300 Turney Street, 2nd Floor, Sausalito, CA 94695.

Omada Health, Inc.	40	2026 Proxy Statement

13.Based solely on a Schedule 13G filed with the SEC on March 2, 2026 with respect to shares of our common stock held as of February 24, 2026. The entities reported their beneficial ownership as follows: (i) Divisadero Street Capital Management, LP has shared voting power and shared dispositive power over 5,056,517 shares of common stock, (ii) William Zolezzi has shared voting power and shared dispositive power over 5,056,517 shares of common stock, (iii) Divisadero Street Partners, L.P. has shared voting power and shared dispositive power over 3,656,064 shares of common stock, (iv) Divisadero Street Partners GP, LLC has shared voting power and shared dispositive power over 3,656,064 shares of common stock and (v) Divisadero Street Capital, LLC has shared voting power and shared dispositive power over 5,056,517 shares of common stock. The address for each of these entities and individuals is 3480 Main Highway, Suite 204, Miami, FL 33133.
14.Based solely on a Schedule 13G/A filed with the SEC on November 5, 2025 with respect to shares of our common stock held as of September 30, 2025. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
15.Based solely on a Schedule 13G/A filed with the SEC on February 17, 2026 with respect to shares of our common stock held as of December 31, 2025. Consists of (i) 3,157,951 shares of common stock directly held by Andreessen Horowitz Fund IV, L.P. (“AH IV”) for itself and as nominee of Andreessen Horowitz Fund IV-A, L.P., Andreessen Horowitz Fund IV-B, L.P. and Andreessen Horowitz Fund IV-Q, L.P.; (ii) 302,978 shares of common stock directly held by AH Parallel Fund IV, L.P. (“AH Parallel IV”) for itself and as nominee of AH Parallel Fund IV-A, L.P., AH Parallel Fund IV-B, L.P., and AH Parallel Fund IV-Q, L.P; (iii) 79,918 shares of common stock directly held by the LAMA Community Trust; and (iv) 77,214 shares of common stock directly held by the 1997 Horowitz Family Trust. AH Equity Partners IV, L.L.C. (“AH Equity IV”) is the general partner of AH IV and may be deemed to have sole power to vote and sole power to dispose of the shares of the Company held of record by AH IV for itself and as nominee of Andreessen Horowitz Fund IV-A, L.P., Andreessen Horowitz Fund IV-B, L.P. and Andreessen Horowitz Fund IV-Q, L.P. Marc L. Andreessen and Benjamin A. Horowitz are managing members of AH Equity IV and may be deemed to have shared voting and shared dispositive power over the shares held of record by AH IV for itself and as nominee. AH Equity Partners IV (Parallel), L.L.C. (“AH Equity Parallel IV”) is the general partner of AH Parallel IV and may be deemed to have sole power to vote and sole power to dispose of shares of the Company held of record by AH Parallel IV for itself and as nominee of AH Parallel Fund IV-A, L.P., AH Parallel Fund IV-B, L.P., and AH Parallel Fund IV-Q, L.P. Messrs. Andreessen and Horowitz are managing members of AH Equity Parallel IV and may be deemed to have shared voting and shared dispositive power over the shares held of record by AH Parallel IV for itself and as nominee. Mr. Andreessen is a trustee of the LAMA Community Trust and may be deemed to have shared voting and shared dispositive power over the shares held of record by the LAMA Community Trust. Mr. Horowitz is a trustee of the 1997 Horowitz Family Trust and may be deemed to have shared voting and shared dispositive power over the shares held of record by the 1997 Horowitz Family Trust. The address for each of these entities and individuals is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
16.Consists of 3,444,630 shares of common stock held by Cigna Ventures, LLC (“Cigna Ventures”). Cigna Ventures is a wholly owned subsidiary of The Cigna Group, and The Cigna Group may be deemed to have sole voting and dispositive power with respect to the shares held by Cigna Ventures. The address for each of these entities is 900 Cottage Grove Road, Bloomfield, CT 06002.

Omada Health, Inc.	41	2026 Proxy Statement

Certain Relationships and
Related-Person Transactions

POLICIES AND PROCEDURES FOR RELATED-PERSON TRANSACTIONS
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). Our Board has adopted a written related-party transaction policy setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
RELATED-PERSON TRANSACTIONS
The following is a description of each transaction or agreement since January 1, 2025 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing a household with, any of these individuals or entities, had or will have a direct or indirect material interest.
The following descriptions include summaries of certain provisions of our related-party agreements and are qualified in their entirety by reference to the full text of any such agreement filed as an exhibit to our 2025 Annual Report.
INVESTORS’ RIGHTS AGREEMENT
We are party to an amended and restated investors’ rights agreement with certain holders of 5% or more of our capital stock and entities affiliated with certain of our directors, as well as certain of our directors and executive officers. The agreement grants rights to certain holders of our common stock with respect to the registration of their shares under the Securities Act.
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
See “Executive and Director Compensation” for information regarding compensation of directors and executive officers.

Omada Health, Inc.	42	2026 Proxy Statement

EMPLOYMENT AGREEMENTS
We have entered into offer letters and change in control and severance agreements with our executive officers that, among other things, provide for certain compensatory and change-in-control benefits, as well as severance benefits. See “Executive and Director Compensation.”
DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
COMMERCIAL ARRANGEMENTS WITH CIGNA AND ITS AFFILIATES
Our customers, channel partners, and vendors include affiliates of The Cigna Group, which beneficially owns more than 5% of our outstanding common stock through Cigna Ventures, LLC. Our agreements with affiliates of Cigna Ventures, LLC are negotiated in the ordinary course of business and on an arm’s-length basis.
Customer and Channel Partner Agreements
As described below, we have entered into agreements with affiliates of The Cigna Group that, among other things, provide for the provision of our programs to eligible individuals covered by these affiliates and/or their customers (the “Cigna Group Customer Agreements”).
Ancillary Services Agreement
Our Ancillary Services Agreement with Cigna Health Corporation, as amended from time to time (the “Ancillary Services Agreement”), governs the delivery of Omada for Prevention & Weight Health to self-funded customers that contract through Cigna Health Corporation as a health plan administrator and to certain fully insured populations covered by Cigna Health Corporation as our customer. The Ancillary Services Agreement continues year-to-year, and either party may terminate for convenience (subject to applicable notice) or immediately if the other party becomes insolvent. Cigna Health Corporation may also terminate the Ancillary Services Agreement immediately (or upon longer notice if required by applicable law) if we no longer maintain required licenses, face disciplinary action, or no longer satisfy their credentialing requirements. The Ancillary Services Agreement includes pricing terms, pursuant to which Cigna Health Corporation (for fully insured populations) or a self-funded customer that contracts through Cigna Health Corporation for ASO services as a health plan administrator pays us fees on a monthly basis for members enrolled in Omada for Prevention & Weight Health. The Ancillary Services Agreement also includes a pricing protection mechanism for Cigna Health Corporation, whereby, under certain circumstances, if we agree to lower pricing for certain third-party customers than what applies to certain populations covered by the Ancillary Services Agreement, then as of the time we agree to that lower pricing with the third-party customer, we will prospectively match the lower pricing for future members that enroll in Omada for Prevention & Weight Health from those populations. Additionally, in certain other circumstances, we have agreed to match pricing offered to certain other third-party customers on a prospective basis when those customers compete with Cigna Health Corporation for certain populations covered by the Ancillary Services Agreement. If we collect an unauthorized payment from a customer, Cigna Health Corporation may reimburse that customer and withhold the reimbursement from future payments to us. We also provide service-level agreements ("SLAs") and performance guarantees, and we may be required to pay credits for failure to meet certain SLAs or guarantees.

Omada Health, Inc.	43	2026 Proxy Statement

Master Services Agreement
Our Master Services Agreement with Evernorth Health, Inc. (“Evernorth”), as amended from time to time and as supplemented by various statements of work (“SOWs”) (collectively, the “MSA”), governs: (i) the delivery of each of our programs (Omada for Prevention & Weight Health, Omada for Diabetes, Omada for Hypertension, the combined Omada for Diabetes and Hypertension program, Omada's Enhanced GLP-1 Care Track, and Omada for MSK) to populations covered by Evernorth as our channel partner (the “Evernorth Deployments”); (ii) the delivery of Omada for Diabetes, Omada for Hypertension, and the combined Omada for Diabetes and Hypertension program to self-funded customers that contract through Cigna Corporate Services, LLC, an affiliate of Evernorth, as a channel partner (the “Cigna Diabetes and Hypertension Deployments”); (iii) the delivery of Omada for Prevention & Weight Health for certain self-funded customers and certain fully insured populations contracted for with affiliates of The Cigna Group not covered by the Ancillary Services Agreement described above (the “Additional Cigna Prevention Deployments”); and (iv) the delivery of Omada for Prevention & Weight Health, Omada for Diabetes, Omada for Hypertension, and the combined Omada for Diabetes and Hypertension program to self-funded customers that contract through Allegiance Benefit Plan Management, Inc. (“Allegiance”), an affiliate of Evernorth, as a channel partner (the “Allegiance Deployments”). The expiration date of the MSA will be December 31, 2026, but the MSA continues beyond such date with respect to any SOW with a later termination date, and the parties may agree to extend the term of the MSA by written amendment. Accordingly, the expiration date for the Cigna Diabetes and Hypertension Deployments, the Additional Cigna Prevention Deployments, and the Allegiance Deployments is December 31, 2026, the expiration date for the Evernorth Deployments of our cardiometabolic programs is December 31, 2026, and the termination date for the Evernorth Deployments of Omada for MSK will be March 8, 2027. Either party may terminate an SOW if the other party materially breaches its obligations (subject to a cure period, unless the breach is uncurable in which case the non-breaching party may terminate immediately). Evernorth may also terminate any SOW for convenience (subject to applicable notice) or immediately if we become insolvent or if Evernorth believes we have breached anti-corruption laws or have failed to cooperate with any audit request.
Pursuant to the MSA, Evernorth, Cigna Corporate Services, LLC, and Allegiance paid us fees on a monthly basis for members enrolled in the cardiometabolic programs, and Evernorth pays us fees for members who have received consultations or opted-in to physical therapist-guided treatment plans in Omada for MSK. As part of these payment terms, these entities also facilitate payments to us from their end customers that arrange coverage through those entities as a channel partner. Under certain SOWs executed under the MSA, Evernorth performs administrative services for Omada, including the provision of certain data necessary for Omada to administer the Programs, and the marketing and sale of the Omada Programs by Evernorth to Evernorth’s customers. For these services, Omada pays Evernorth an administrative fee, which is built in to the pricing terms described in the applicable SOWs. Similar to the Ancillary Services Agreement with Cigna Health Corporation, the SOWs for the Evernorth Deployments and the SOW for the Cigna Diabetes and Hypertension Deployments each includes a pricing protection mechanism for Evernorth and Cigna Corporate Services, LLC, respectively, whereby, under certain circumstances, if we agree to lower pricing for certain third-party customers than what applies to certain populations covered by the SOW, then as of the time we agree to that lower pricing with the third-party customer, we will prospectively match the lower pricing, in the case of the Evernorth Deployments, for customers purchasing or renewing their purchases of the applicable programs thereafter through Evernorth as a channel partner or, in the case of the Cigna Diabetes and Hypertension Deployments, for future members that enroll in the applicable programs from the populations covered by the SOW and subject to the pricing protection. We also provide SLAs and performance guarantees, and we may be required to pay credits for failure to meet certain SLAs or guarantees.
Pursuant to the Cigna Group Customer Agreements, affiliates of The Cigna Group made payments to us of $157.6 million in the year ended December 31, 2025 and $58.1 million since January 1, 2026.

Omada Health, Inc.	44	2026 Proxy Statement

Administrative Services Agreements
We also have agreements with affiliates of The Cigna Group that, among other things, provide for provision of services by such affiliates in connection with the administration of our programs.
Our Administrative Services Agreements, as amended from time to time, with Cigna Health and Life Insurance Company and Allegiance, respectively (collectively, the “Administrative Services Agreements”), provide for the delivery of administrative services by these entities to assist us and facilitate our delivery of the programs and related implementation services to individuals covered under (i) individual or group insurance policies issued by Cigna and (ii) self-funded employee benefit programs sponsored by employers to which Allegiance and Cigna provide ASO services. The Administrative Services Agreements do not have a fixed-year term, and either party may terminate for convenience (subject to applicable notice periods), if the other party fails to timely cure a breach, or upon a date mutually agreed to by the parties. The Administrative Services Agreements will also terminate if a regulatory action prohibits either party’s performance of its obligations. Pursuant to the Administrative Services Agreements, we pay fees that are incurred monthly based on the number of members enrolled in our programs that necessitate the administrative services provided by our partners. There are no express performance-related repayment rights.
Pursuant to the Administrative Services Agreements, we made payments of $12.8 million in the year ended December 31, 2025 and $3.5 million since January 1, 2026.
Benefits Agreements
We also have agreements with affiliates of The Cigna Group that provide health benefits to certain of our employees and their eligible dependents. Pursuant to these benefits agreements, we made payments to affiliates of The Cigna Group of $10.6 million in the year ended December 31, 2025 and $5.5 million since January 1, 2026.

Omada Health, Inc.	45	2026 Proxy Statement

Other Matters

STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 611 Gateway Blvd, Suite 120, South San Francisco, California 94080 in writing not later than December 29, 2026.
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 16, 2027 and no later than March 18, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is held before May 17, 2027, or after August 15, 2027, then our Secretary must receive such written notice not later than the 90th day prior to the 2027 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than ten percent of any class of our equity securities (“10% stockholders”) file reports of ownership and changes of ownership with the SEC. Such executive officers, directors, and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of copies of reports furnished to us, and on written representations from reporting persons, we believe that during our fiscal year ended December 31, 2025, all Section 16(a) filing requirements were satisfied on a timely basis.

Omada Health, Inc.	46	2026 Proxy Statement

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose notice is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, phone, and email by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the Beneficial Holders of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
ANNUAL REPORT ON FORM 10-K
A copy of Omada’s 2025 Annual Report, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 20, 2026 without charge upon written request addressed to:
Omada Health, Inc.
Attention: Secretary
611 Gateway Blvd, Suite 120
South San Francisco, California 94080
Exhibits to the 2025 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. You also may access this proxy statement and our 2025 Annual Report on the SEC’s website at www.sec.gov and on our website at https://investors.omadahealth.com/financial-information/sec-filings.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE PHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU REQUESTED TO RECEIVE PAPER PROXY MATERIALS, THEN YOU MAY ALSO VOTE BY MAILING A COMPLETE, SIGNED, AND DATED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

Omada Health, Inc.	47	2026 Proxy Statement

omada

omadahealth.com

611 Gateway Blvd, Suite 120
South San Francisco, CA 94080

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OMDA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95947-P48508 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OMADA HEALTH, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of two Class I directors to hold office until the 2029 Annual Meeting of Stockholders and until each such director's respective successor is elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sean Duffy
02) Trevor Fetter

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V95948-P48508

OMADA HEALTH, INC.

ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2026 AT 9:00 AM PACIFIC TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Sean Duffy, Steve Cook and Nathan Salha, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Omada Health, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 am Pacific Time on June 16, 2026 via live webcast at www.virtualshareholdermeeting.com/OMDA2026, and any continuation, postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT, OR ADJOURNMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL MEETING OF STOCKHOLDERS OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side